Exhibit 1.1
Execution Copy
CALIFORNIA WATER SERVICE COMPANY
$100,000,000
5.875% FIRST MORTGAGE BONDS DUE 2019, SERIES LL
UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY CALIFORNIA
WATER SERVICE GROUP
UNDERWRITING AGREEMENT
April 13, 2009

April 13, 2009
ROBERT W. BAIRD & CO. INCORPORATED
As Representative of the Several Underwriters
     Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
     California Water Service Company, a California corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), the principal amount of its securities identified in Schedule II hereto (the “Bonds”), to be issued under the Indenture, by and among the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), dated as of April, 1928, as amended and supplemented by the First through Thirty-Eighth Supplemental Indentures (the “Base Indenture”), the Thirty-Ninth Supplemental Indenture by and between the Company and the Trustee to be dated as of April 17, 2009 (the “Thirty-Ninth Supplemental Indenture”) and the Forty-First Supplemental Indenture by and between the Company and the Trustee to be dated as of April 17, 2009 (the “Forty-First Supplemental Indenture”). The term “Mortgage Indenture” as used herein includes the Base Indenture, the Thirty-Ninth Supplemental Indenture and the Forty-First Supplemental Indenture. The Bonds will be unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium, if any, and interest by California Water Service Group, a Delaware corporation (the “Parent”). The term “Securities” as used herein includes the Bonds and the Guarantee. Robert W. Baird & Co. Incorporated (“Baird”) is acting as representative of the Underwriters for the offering contemplated hereby (the “Manager”).
     The Company and Parent have prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-158484), including a prospectus, relating to the Securities, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Parent has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement as amended at the time it becomes effective for purposes of Section 11 of the Securities Act (as such section applies to the Underwriters), including the documents filed as part thereof and information contained or incorporated by reference in the prospectus (the “Incorporated Documents”) or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The

Company and Parent have also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement and in any event within the applicable period specified in Rule 424 of the Securities Act file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company and Parent to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated April 8, 2009, relating to the Securities, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus (including without limitation the preliminary Prospectus Supplement dated April 8, 2009, filed with the Commission pursuant to Rule 424). “Effective Date” shall mean any date and time as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule III hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Securities at or prior to the Time of Sale as set forth in Schedule III hereto; “Time of Sale” means 5:00 p.m. (Central Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the Incorporated Documents, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Parent with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company and Parent. The Company and Parent jointly and severally represent and warrant to and agree with each of the Underwriters on the date hereof and on the Closing Date (as defined in Section 4) that:
     (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and to the Company’s or the Parent’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. For purposes of this

Agreement, “knowledge” means the actual knowledge of the executive officers and directors of the Company or the Parent following reasonable inquiry.
     (b) The Base Prospectus and any Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).
     (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, on the Effective Date, did not contain and as amended or supplemented up to the Closing Date (as defined in Section 4) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and rules and regulations thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); (iv) the Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act filed not earlier than three years prior to the date hereof, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement; (v) at no time during the period that began on the earlier of the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ended immediately prior to the execution of this Agreement did any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Time of Sale Prospectus does not, and at the Time of Sale and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company or the Parent, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (vii) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (viii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424 and at the Closing Date will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the

Securities Act) and the Trust Indenture Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (x) on the Closing Date, the Mortgage Indenture will comply in all material respects with the Trust Indenture Act; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company or the Parent in writing by such Underwriter through the Manager expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company or the Parent expressly for use therein are names of the Underwriters on the front cover, back cover and in the first paragraph of the “Underwriting” section of the Prospectus Supplement (and any Preliminary Prospectus) and the statements contained in the second, sixth and seventh paragraphs of the “Underwriting” section of the Prospectus Supplement (and any Preliminary Prospectus).
     (d) Prior to the execution of this Agreement, neither the Company nor the Parent has, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; neither the Company nor the Parent has, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of Baird, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Manager before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rule 163 or Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company, the Parent nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Securities, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; and each Permitted Free Writing Prospectus that the Company or the Parent has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was used or referred to by the Company or the Parent complies or will comply in all material respects with the requirements of the Securities Act.
     (e) The Parent was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) as of the most recent determination date determined pursuant to Rule 405 under the Securities Act. Neither the Parent nor the Company was an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities contemplated by the Registration Statement.
     (f) Each of the Company and the Parent has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company or of the Parent and its Subsidiaries (as defined below), taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “material adverse effect”).
     (g) Each significant subsidiary (as defined in Rule 405 of the Securities Act)(each a “Subsidiary” and together, the “Subsidiaries”) of the Company or the Parent has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each Subsidiary of the Company or the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or the Parent, as applicable, free and clear of all liens, encumbrances, equities or claims. The Company is the Parent’s sole Subsidiary, and the Company has no Subsidiaries.
     (h) This Agreement has been duly authorized, executed and delivered by the Company and the Parent; the Mortgage Indenture has been duly authorized and, at the Closing Date will be executed and delivered by the Company; and the Guarantee has been duly authorized and, at the Closing Date, will be executed and delivered by the Parent.
     (i) The authorized and outstanding capitalization of the Parent is as set forth in its condensed consolidated balance sheet as of December 31, 2008,

incorporated into the Time of Sale Prospectus and will be as set forth in the condensed consolidated balance sheet as of December 31, 2008, subject, in each case, to the issuance of shares of common stock of the Parent upon exercise of stock options and warrants disclosed as outstanding in the Time of Sale Prospectus or the Prospectus, as the case may be, and the grant of options under existing stock option plans described in the Time of Sale Prospectus or the Prospectus. The authorized capital stock of the Parent conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
     (j) The shares of the Company’s common stock outstanding and the Parent’s common stock outstanding have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.
     (k) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Mortgage Indenture, nor the execution and delivery by the Parent, nor the performance by the Parent of its obligations under, this Agreement or the Guarantee, will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company, the Parent or any of their respective Subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company, the Parent or any of their respective Subsidiaries; (ii) the certificate of incorporation or bylaws of the Company, the Parent or any of their respective Subsidiaries; or (iii) any other contract, agreement, obligation, covenant or instrument to which the Company, the Parent or any of their respective Subsidiaries (or any of their respective assets) is subject or bound, except in the case of clauses (i) or (iii) to the extent such conflicts, contraventions, breaches, violations, liens, charges and encumbrances, if any, would not have a material adverse effect.
     (l) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the Company’s or the Parent’s stockholders, is required in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, other than (i) registration of the Securities under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (iii) applicable regulatory requirements (including the approval of the California Public Utilities Commission (the “CPUC”).
     (m) The CPUC has issued an order authorizing the issuance and sale by the Company of the Bonds, and such order is in full force and effect and sufficient for the issuance and sale of the Bonds to the Underwriters.

     (n) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s or the Parent’s knowledge, threatened to which the Company, the Parent or any of their respective Subsidiaries or any of their respective directors or officers (in their capacity as a director or officer of the Company, the Parent or a Subsidiary) is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (i) other than any such action, suit, claim, investigation or proceeding accurately described in the Time of Sale Prospectus or which, if resolved adversely to the Company, the Parent or any of their respective Subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Time of Sale Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (o) Neither the Company nor the Parent is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus neither the Company nor the Parent will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Parent and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Parent for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Parent; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; neither the Company, the Parent nor any of their respective Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Prospectus or the Prospectus.
     (q) All statistical or market-related data included in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Parent reasonably believes to be reliable and accurate, and the Company and the Parent have obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.
     (r) The Company, the Parent and each of their respective Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.
     (s) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, operations or earnings of the Company, the Parent and each of their respective Subsidiaries, taken as a whole (the occurrence of any such change being herein referred to as a material adverse change); (ii) the Company, the Parent and each of their respective Subsidiaries has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) neither the Company nor the Parent has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, the Parent and each of their respective Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus.
     (t) The Bonds have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Mortgage Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, will constitute valid and legally binding obligations of the Company, secured by the lien of, and entitled to the benefits provided by, the Mortgage Indenture, equally and ratably with all other bonds of the Company duly issued and outstanding under the Mortgage Indenture, and will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principals (regardless of whether enforcement is considered in a proceeding in equity or law); the Bonds conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus.
     (u) The Company, the Parent and each of their respective Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of such entity (in each case, taken as a whole), in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity (in each case, taken as a whole); and any real property and buildings held under lease by the Company, the Parent or any of their respective Subsidiaries are held by such entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such entity, in each case except as described in the Time of Sale Prospectus. The Real Property (as defined in Schedule VI) constitutes all the real property presently owned by the Company described in the Granting Clauses of the Mortgage Indenture as subject to the lien of the Mortgage Indenture other than certain parcels that are not required as an integral part of the Company’s properties (taken as a whole) or are not indispensable to its operations (taken as a whole).
     (v) Each of the Company, the Parent and each of their respective Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither the Company nor the Parent have knowledge of any claim to the contrary or any challenge by any other person to the rights of the Company, the Parent or any of their respective Subsidiaries with respect to the Intellectual Property. To the knowledge of the Company or the Parent, neither the Company, the Parent nor any of their respective Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company, the Parent nor any of their respective Subsidiaries has received notice of a claim by a third party to the contrary.
     (w) No material labor dispute with the employees of the Company, the Parent or any of their respective Subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company or the Parent, is threatened; and the Company and the Parent have no knowledge of any existing or threatened labor disturbance by the employees of any of its principal suppliers, contractors or vendors that could have a material adverse effect. Neither the Company, the Parent nor any of their respective Subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

     (x) The Company, the Parent and each of their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; other than as described in the Time of Sale Prospectus, neither the Company, the Parent nor any of their respective Subsidiaries has been refused any insurance coverage sought or applied for, except such as would not have a material adverse effect; and neither the Company, the Parent nor any of their respective Subsidiaries has knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.
     (y) The Company, the Parent and their respective Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or regulatory authorities necessary to conduct their respective businesses, and neither the Company, the Parent nor any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.
     (z) Except as otherwise would not have a material adverse effect, no Subsidiary of the Company or the Parent is subject to any material direct or indirect prohibition on paying any dividends to the Company or the Parent, on making any other distribution on such Subsidiary’s capital stock, on repaying to the Company or the Parent any loans or advances to such Subsidiary from the Company or the Parent or on transferring any of such Subsidiary’s property or assets to the Company or the Parent or any other Subsidiary of the Company or the Parent, except as described in the Time of Sale Prospectus.
     (aa) The Parent maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Parent’s internal control over financial reporting has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Time of Sale Prospectus, since the end of the Parent’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Parent’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Parent’s ability to record, process, summarize and report financial information, and (ii) no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting.
     (bb) The Parent maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent, including its consolidated Subsidiaries, is made known to the Parent’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Parent have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Parent, its Subsidiaries and, to its knowledge, its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
     (cc) Neither the Company, the Parent nor any of their respective Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, the Parent or any of their respective Subsidiaries or, to the Company’s and Parent’s knowledge, any other party to any such contract or agreement, except as would not have a material adverse effect.
     (dd) All tax returns required to be filed by the Company, the Parent or any of their respective Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ee) Neither the Company, the Parent nor any of their respective Subsidiaries nor, to the knowledge of the Company or the Parent, any director, officer, agent, employee or affiliate of the Company, the Parent or any of their respective Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (ff) Neither the Company, the Parent nor any of their respective Subsidiaries nor, to their knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Parent to facilitate the sale or resale of the Securities.
     (gg) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Parent (i) do not have any material lending or other relationship with any bank or lending affiliate of the Manager and (ii) does not intend to use any of the proceeds from the sale of the

Securities hereunder to repay any outstanding debt owed to any affiliate of any Manager.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters at the price as set forth in Schedule II hereto (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the aggregate principal amount of the Securities set forth opposite the name of such Underwriter set forth in Schedule I hereto.
     3. Terms of Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering as set forth in the Time of Sale Prospectus and Prospectus Supplement of their respective portions of the Securities as soon after this Agreement has become effective as in the Manager’s judgment is advisable.
     4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal (same day funds) by wire transfer to an account at a bank acceptable to the Company and the Underwriters against delivery of the Securities for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on April 17, 2009, or at such other time on the same or such other date, not later than April 20, 2009, as the Underwriters and the Company or the Parent determine. The time and date of such payment are hereinafter referred to as the “Closing Date.” The Securities shall be registered in such names and in such denominations as the Manager shall request in writing not later than two full business days prior to the Closing Date. The Securities shall be delivered to the Manager on the Closing Date for the respective accounts of the several Underwriters, with any taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and the Parent contained in this Agreement are, on the date hereof and on the Closing Date, true and correct in all material respects (except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct in all material respects as of such date), the condition that the Company and the Parent have performed their obligations required to be performed on or prior to the Closing Date and the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the

Company, the Parent or any of their respective Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any material adverse change from that set forth in the Time of Sale Prospectus that, in the Manager’s reasonable judgment, is material and adverse and that makes it, in the Manager’s reasonable judgment, impracticable or inadvisable to offer or sell the Securities on the terms and in the manner contemplated in this Agreement and the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date two certificates, dated the Closing Date, with one signed by the Chief Executive Officer and Chief Financial Officer of the Company and the other signed by the Chief Executive Officer and Chief Financial Officer of the Parent, to the effect that, to the knowledge of such officers, the respective representations and warranties of the Company and the Parent contained in this Agreement are true and correct as of the Closing Date and that the Company and the Parent, respectively, have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date and as to such other matters as the Manager may reasonably request. The delivery of the certificates provided for in this Section 5(b) shall constitute a representation and warranty of the Company and the Parent as to the statements made in such certificate.
     (c) The Underwriters shall have received on the Closing Date an opinion of Gibson Dunn & Crutcher LLP, outside counsel for the Company and the Parent, dated the Closing Date, to the effect set forth in Schedule IV.
     (d) In addition, the Underwriters shall have received on the Closing Date a letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company and the Parent, dated the Closing Date, to the effect set forth in Schedule V.
     (e) The Underwriters shall have received on the Closing Date an opinion of John S. Tootle, Corporate Counsel for the Company, dated the Closing Date, to the effect set forth in Schedule VI.
     (f) The Underwriters shall have received on the Closing Date an opinion of Nossaman LLP, special regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Schedule VII.
     (g) The Underwriters shall have received from Foley & Lardner LLP, counsel for the Underwriters, such opinion or opinions and statements of belief, dated the Closing Date and addressed to the Manager, with respect to the issuance and sale of the Securities, the Mortgage Indenture, the Registration Statement, the Time of Sale Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company and the Parent shall have furnished or made available to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

With respect to Section 5(d) and 5(g) above, Gibson, Dunn & Crutcher LLP and Foley & Lardner LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions of Gibson, Dunn & Crutcher LLP described in Section 5(c), of John S. Tootle described in Section 5(f), and of Nossaman LLP described in Section 5(e) shall be rendered to the Underwriters at the request of the Company and the Parent and shall so state therein.
     (h) The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date in form and substance satisfactory to the Underwriters, from each of KPMG LLP, independent public accountants, and Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company or the Parent, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Manager’s reasonable satisfaction.
     (j) The Mortgage Indenture and Guarantee shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed thereof.
     6. Covenants of the Company. The Company and the Parent covenant with each Underwriter as follows:
     (a) To furnish to the Manager, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter, upon request, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Manager in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request in writing.

     (b) During the period for which a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Parent and not to use or refer to any proposed free writing prospectus to which the Manager reasonably object.
     (d) Not to take any action that would result in an Underwriter, the Company or the Parent being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) During the period for which a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), to advise the Manager promptly of any request by the Commission for amendments or supplements to the Registration Statement, Base Prospectus, any Preliminary Prospectus, Prospectus Supplement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible.
     (f) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale

Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (g) If, during such period after the first date of the public offering of the Securities , the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, and the Company or Parent reasonably determines, or in the reasonable opinion of counsel for the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if the Company or the Parent reasonably determines, or in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company or the Parent) in writing to which Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (h) If, at the time this Agreement is executed and delivered, the Company or the Parent determines that it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Securities may be sold, the Company and the Parent will use their commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Company and the Parent will advise the Manager promptly and, if requested by the Manager, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company and the Parent agree to file in a timely manner in accordance with such Rules).
     (i) If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) or the Company or the Parent shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Manager, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form reasonably satisfactory to the Manager, (iii) use its commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Manager of such effectiveness and (v) take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (j) To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Parent with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities.
     (k) Promptly to furnish such information or to take such action as the Manager may reasonably request and otherwise to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Manager shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company and the Parent shall not be required to qualify as foreign corporations or to file consents to service of process in any jurisdiction or so subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject; and to promptly advise the Manager of the receipt by the Company or the Parent of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (l) To make generally available to the Company’s and the Parent’s security holders and to the Manager as soon as practicable an earning statement covering a period of at least twelve months beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (m) The Company or the Parent will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt securities issued or guaranteed by the Company or the Parent and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Manager for a period beginning on the date hereof and ending 30 days after the Closing Date, other than the Securities to be sold hereunder and other than (i) amending and restating of the Company’s outstanding Series CC first mortgage bonds, (ii) the issuance of first mortgage bonds in exchange for the Company’s outstanding Series K first mortgage bonds, and (iii) the issuance of first mortgage bonds in exchange for the Company’s outstanding series of senior unsecured notes (Series A through O).
     (n) To prepare a final term sheet, in the form attached hereto as Annex A, relating to the offering of the Securities, containing only information that describes the final terms of the Securities and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     (o) To pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.
     (p) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.
     (q) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Parent to facilitate the sale or resale of the Securities.
     (r) Not, at any time at or after the execution of this Agreement, to offer or sell any Securities by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, except in each case other than the Prospectus.
     (s) To apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.
     7. Covenants of the Underwriters. Each Underwriter hereby severally agrees as follows:
     (a) To not use or refer to, or authorize any other person to use or refer to, or participate in the planning for use of, any free writing prospectus, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Parent and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Parent) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed free writing prospectus, (ii) any free writing prospectus listed on Schedule III hereto, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company or the Parent in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) To not distribute any Underwriter Free Writing Prospectus referred to in Section 7(a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (c) To not, without the prior written consent of the Company or the Parent, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.
     (d) Pursuant to reasonable procedures developed in good faith, to retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.
     (e) If at any time prior to the Closing Date any event shall occur or condition shall exist as a result of which an Underwriter Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, to immediately notify the Company or the Parent thereof and forthwith prepare and file with the Commission (to the extent required) and furnish to the Company or the Parent, such amendments or supplements to such Underwriter Free Writing Prospectus as may be necessary to eliminate or correct such conflict.
     (f) To allocate sales of the Bonds such that no person will be the beneficial owner, as that term is defined under the Exchange Act, of more than $20,000,000 aggregate principal amount of Bonds at the completion of the offering and distribution of the Bonds.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and Parent, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Parent’s counsel and the Company’s and Parent’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Parent and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Securities under the securities laws of the jurisdictions in which the Securities may be offered or sold and all expenses in connection with the qualification of the Securities for offer and sale under such securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by Financial Industry Regulation Association, Inc. (FINRA), (v) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Mortgage Indenture and the Bonds, (vi) the cost, if any, of printing certificates representing the Securities, (vii) any fees payable in connection with the rating of the Bonds with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company or the Parent in connection with approval of the Securities by The Depositary Trust Company for “book-entry” transfer, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Parent hereunder for which provision is not otherwise made in this Section.
     The Underwriters will pay (a) all of their costs and expenses, including fees and disbursements of their counsel, taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make; and (b) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the costs and expenses of the Company and the Parent relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or the Parent, travel and lodging expenses of the representatives and officers of the Company and the Parent and any such consultants, and the cost of any aircraft chartered in connection with the road show. Notwithstanding the above, if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Parent to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Parent, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Manager on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Underwriters may otherwise have for the allocation of such expenses among themselves.
     9. Indemnity and Contribution. (a) The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company or the Parent has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that neither the Company nor the Parent shall be liable under this Section 9(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Time of Sale Prospectus (as then amended or supplemented if the Company or the Parent shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Time of Sale Prospectus (as so amended or supplemented), would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or the Parent with Section 6(a) hereof.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Parent, the directors of the Company and the Parent, the officers of the Company and the

Parent who sign the Registration Statement and each person, if any, who controls the Company or the Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or Parent information that the Company or Parent has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company or the Parent in writing by such Underwriter through the Manager expressly for use therein.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, or (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the

Parent, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company or the Parent within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Baird. In the case of any such separate firm for the Company or the Parent, and such directors, officers and control persons of the Company or the Parent, such firm shall be designated in writing by the Company or the Parent. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Parent and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate price of the Securities offered to the public. The relative fault of the Company and the Parent on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. The Company’s and the Parent’s respective obligations to contribute pursuant to this Section 9 are joint and several.
     (e) The Company, the Parent and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, the Parent, their officers or directors or any person controlling the Company or the Parent and (iii) acceptance of and payment for any of the Securities.
     10. Termination. The Underwriters may terminate this Agreement by notice given by the Manager to the Company and the Parent, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Global Market, (b) trading of any securities in the Parent shall have been materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by federal, California or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in the Manager’s judgment, is material and adverse and makes it, in the Manager’s good faith judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).
     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such aggregate principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the aggregate principal amount of Securities set forth opposite such Underwriter or Underwriters and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company and the Parent for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company and the Parent. In any such case either the Manager or the Company and the Parent shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Parent and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Parent or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Parent, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company and the Parent acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Parent or any other person; (ii) the Underwriters owe the Company and the Parent only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company and the Parent. The Company and the Parent waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed, faxed or sent to the Manager in care of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800, Attention: John Lanza, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800; and if to the Company or the Parent shall be delivered, mailed, faxed or sent to California Water Service Group, 1720 North First Street, San Jose, California 95112, Attention: Chief Financial Officer (Fax: (408) 367-8430), with a copy to Gibson, Dunn & Crutcher LLP (Fax: (415) 393-8306) Attention: Douglas D. Smith.

Very truly yours, California Water Service Company
By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer

California Water Service Group
By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof
ROBERT W. BAIRD & CO. INCORPORATED
Acting severally on behalf of itself and
     the several Underwriters named in
     Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:	/s/ John R. Lanza
	Name:	John R. Lanza
	Title:	Director

SCHEDULE I
5.875% First Mortgage Bonds due 2019, Series LL

Principal Amount
Underwriter	of Securities

Robert W. Baird & Co. Incorporated	$100,000,000

Total:	$100,000,000

SCHEDULE II
Underwriting Agreement dated April 13, 2009
Registration Statement No. 333-158484
Manager: Robert W. Baird
Title, Purchase Price and Brief Description of Securities:
Title: 5.875% First Mortgage Bonds due 2019, Series LL
Principal Amount: $100,000,000
Issue Price: 100.00%
Gross Spread: 0.65%
All-in Purchase Price (include accrued interest or amortization, if any): 99.35%
Sinking Fund Provisions: None
Optional Redemption: None
Guarantee: Fully and unconditionally guaranteed by California Water Service Group

SCHEDULE III
Free Writing Prospectuses
Final Term Sheet, dated April 13, 2009, a copy of which is attached hereto as Annex A.

Annex A
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-158484
April 13, 2009
CALIFORNIA WATER SERVICE COMPANY
$100,000,000 5.875% First Mortgage Bonds Due 2019, Series LL
Fully and Unconditionally Guaranteed By
California Water Service Group
Final Terms and Conditions

Issuer:	California Water Service Company (the “Company”)
Issue Format:	SEC Registered
Note Type	First Mortgage Bonds
Guarantee:	Fully and unconditionally guaranteed by California Water Service Group
Total Principal Amount:	$100,000,000
Pricing Date:	April 13, 2009
Settlement Date:	April 17, 2009
Maturity Date:	May 1, 2019
Interest Payment Dates:	Each May 1 and November 1, commencing on November 1, 2009
Coupon:	5.875%
Gross Spread:	0.65%
Issue Price:	100.00%
All-in Price:	99.35%
Redemption:	No mandatory or optional redemption
Minimum Denominations:	$1,000
CUSIP:	130789 AE0
Sole Bookrunner:	Robert W. Baird & Co.

Use of Proceeds	The Company estimates that it will receive approximately $96,915,000 in net proceeds from the sale of the bonds, after deducting an aggregate of approximately $650,000 in underwriting discounts and commissions and $2,435,000 in estimated offering expenses.

The Company intends to use the net proceeds of this offering to repay the outstanding balance on the line of credit under its loan agreement with Bank of America, N.A. As of December 31, 2008, there was an outstanding balance of $28 million on the line of credit under the Company’s loan agreement with Bank of America and the interest rate on these borrowings was 1.75%. As of December 31, 2008 this line of credit was scheduled to expire on April 30, 2012. The Company used the borrowings under this line of credit for general corporate purposes. The Company also intends to use the net proceeds of this offering for general corporate purposes, such as increasing its working capital, making capital expenditures, acquiring assets and taking advantage of other business opportunities. Pending application of the net proceeds as described above, the Company may invest the proceeds in short-term securities.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Website at www.sec.gov. Alternatively, Robert W. Baird & Co.,  the sole bookrunner for the offering, will arrange to send you the prospectus if you request it by calling Robert W. Baird & Co., Fixed Income Department, at 1-800-RWBAIRD (1-800-792-2473); or through your usual contact at Robert W. Baird & Co.

SCHEDULE IV
     (i) each of the Company and the Parent is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder,; Parent is duly qualified to transact business and is in good standing in California;
     (ii) the execution, delivery and performance of the Mortgage Indenture has been duly authorized by all necessary corporate action. The Mortgage Indenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;
     (iii) the execution, delivery and performance of the Bonds have been duly authorized by all necessary corporate action. The Bonds, when executed and authenticated in accordance with the provisions of the Mortgage Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;
     (iv) the execution, delivery and performance of the Guarantee have been duly authorized by all necessary corporate action. The Guarantee has been duly executed and delivered and, assuming the due authorization, execution and delivery of the Mortgage Indenture and authentication of the Bonds by the Trustee, when the Guarantee and Bonds are delivered to and paid for by the Underwriters in accordance with this Agreement, the Guarantee will be a valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms;
     (v) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and the Parent;
     (vi) the execution and delivery by the Company and the Parent of this Agreement, the execution and delivery by the Company of the Mortgage Indenture and the issuance by the Company of the Bonds, and the issuance by the Parent of the Guarantee, to the Underwriters: (x) do not and will not violate the charter or bylaws of the Company or the Parent; and (y) do not and will not breach the terms of (a) any agreement or instrument identified to Gibson, Dunn & Crutcher by the Company and the Parent that purports to list all agreements that are material to the Company and the Parent, which agreements and instruments are set forth on Annex A, or (b) any order, judgment or decree of any court or other agency of government identified to Gibson, Dunn & Crutcher of the Company or the Parent that purports to list all orders, judgments or decrees binding on the Company or the Parent, in each case based solely on Gibson, Dunn & Crutcher’s review of such agreements, orders, judgments or decrees;
     (vii) the execution and delivery by the Company and the Parent of this Agreement, the execution and delivery by the Company of the Mortgage Indenture and the issuance by the Company of the Bonds, and the issuance by the Parent of the Guarantee, to the Underwriters (x) do not and will not violate any law, rule or regulation currently in effect of the State of Delaware, the State of California or the United States of America applicable to the Company, the Parent or their respective Subsidiaries that, in Gibson, Dunn & Crutcher’s experience, is generally applicable to transactions in the nature of those contemplated by this Agreement; and (y) do not and will not require any filing with or approval of any governmental authority or regulatory body of the State of Delaware or the United States of America under any law or regulation of the State of Delaware or the United States of America applicable to the Company or the Parent or the Delaware General Corporation Law, except for such filings or approvals as already have been made or obtained under the Securities Act; and other than the last clause of the preceding sentence, Gibson, Dunn & Crutcher expresses no opinion in this paragraph regarding federal or state securities laws; and
     (viii) the Company and the Parent are not, and after giving effect to the offering and sale of the Securities, will not be an “investment company” that is required to be registered under in the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph (viii), the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

Annex A
1.	Note Agreement dated August 15, 1995, pertaining to issuance of $20,000,000, 7.28% Series A Unsecured Senior Notes, due November 1, 2025.

2.	Note Agreement dated March 1, 1999, pertaining to issuance of $20,000,000, 6.77% Series B Unsecured Senior Notes, due November 1, 2028.

3.	First Supplement dated October 1, 2000, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 8.15% Series C Unsecured Senior Notes, due November 1, 2030.

4.	Second Supplement dated September 1, 2001, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 7.13% Series D Unsecured Senior Notes, due November 1, 2031.

5.	Third Supplement dated May 1, 2002, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 7.11% Series E Unsecured Senior Notes, due May 1, 2032.

6.	Fourth Supplement dated August 15, 2002, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 5.90% Series F Unsecured Senior Notes, due November 1, 2017.

7.	Fifth Supplement dated November 1, 2002, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 5.29% Series G Unsecured Senior Notes, due November 1, 2022.

8.	Sixth Supplement dated December 1, 2002, to Note Agreement of March 1, 1999, pertaining to issuance of $20,000,000, 5.29% Series H Unsecured Senior Notes, due December 1, 2022.

9.	Ninth Supplement dated February 15, 2003, to Note Agreement of March 1, 1999, pertaining to issuance of $10,000,000, 4.58% Series K Unsecured Senior Notes, due June 30, 2010.

10.	Tenth Supplement dated February 15, 2003, to Note Agreement of March 1, 1999, pertaining to issuance of $10,000,000, 5.48% Series L Unsecured Senior Notes, due March 1, 2018.

11.	Thirteenth Supplemental Trust Indenture whereby California Water Service Company became the successor to Dominguez Water Corporation in the original trust indenture for Dominguez Water Corporation dated August 1, 1954.

12.	Eleventh Supplemental Trust Indenture dated as of December 8, 1992, covering First Mortgage 8.86% Bonds, Series J.

13.	Twelfth Supplemental Indenture dated as of December 1, 1997, covering First Mortgage 6.94% Bonds, Series K due 2012.

14.	Seventh Supplement dated May 1, 2003, to Note Agreement of March 1, 1999, pertaining to issuance of $10,000,000, 5.54% Series I Unsecured Senior Notes, due May 1, 2023.

15.	Amended and Restated Eighth Supplement dated May 1, 2003, to Note Agreement of March 1, 1999, pertaining to issuance of $10,000,000, 5.44% Series J Unsecured Senior Notes, due May 1, 2018.

16.	Twelfth Supplement dated October 24, 2003, to Note Agreement of March 1, 1999, pertaining to the issuance of $20,000,000, 5.55%, Series N Unsecured Senior Notes due December 1, 2013.

17.	Eleventh Supplement dated November 3, 2003, to Note Agreement of March 1, 1999, pertaining to the issuance of $20,000,000, 5.52%, Unsecured Series M Senior Notes due November 1, 2013.

18.	Thirteenth Supplement dated August 31, 2006, to Note Agreement of March 1, 1999, pertaining to the issuance of $20,000,000, 6.02% Unsecured Series O Senior Notes due August 31, 2031.

19.	$55,000,000 Business Loan Agreement between Bank of America and the Company dated May 30, 2007.

20.	Amendment No. 1 to loan agreement dated as of September 24, 2008, between Bank of America N.A. and the Company.

21.	Amendment No. 2 to loan agreement dated as of April 17, 2009, between Bank of America N.A. and the Company.

22.	$20,000,000 Business Loan Agreement between Bank of America and California Water Service Group, CWS Utility Services, Washington Water Service Company, New Mexico Water Service Company, and Hawaii Water Service Company, Inc. dated May 30, 2007.

23.	Amendment No. 1 to loan agreement dated as of April 17, 2009, between Bank of America N.A. and California Water Service Group, CWS Utility Services, Washington Water Service Company, New Mexico Water Service Company, and Hawaii Water Service Company, Inc.

24.	Water Supply Contract, as amended, between the Company and the County of Butte relating to the Company’s Oroville District.

25.	Water Supply Contract between the Company and Kern County Water Agency relating to the Company’s Bakersfield District.

26.	Water Supply Contract, as amended, between the Company and Stockton East Water District relating to the Company’s Stockton District.

27.	Agreement between the Company and the City of Hawthorne for the 15-year lease of the City of Hawthorne’s water system.

28.	Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban Purchasers.

29.	Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company’s Bear Gulch District.

30.	Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company’s San Carlos District.

31.	Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company’s San Mateo District.

32.	Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company’s South San Francisco District.

33.	Water Supply Contract between the Company and the City and County of San Francisco relating to the Company’s Bear Gulch District.

34.	Water Supply Contract between the Company and the City and County of San Francisco relating to the Company’s San Carlos District.

35.	Water Supply Contract between the Company and the City and County of San Francisco relating to the Company’s San Mateo District.

36.	Water Supply Contract between the Company and the City and County of San Francisco relating to the Company’s South San Francisco District.

37.	Water Supply Contract between the Company and Santa Clara Valley Water District relating to the Company’s Los Altos District.

38.	Water Supply Contract , and Supplemental Agreement dated June 5, 1953, between the Company and Pacific Gas and Electric Company related to the Company’s Oroville District.

39.	Amendments No. 3, 6 and 7 and Amendment dated June 17, 1980, to Water Supply Contract between the Company and the County of Butte related to the Company’s Oroville District.

40.	Amendment dated May 31, 1977, to Water Supply Contract between the Company and Stockton East Water District relating to the Company’s Stockton District.

41.	Second Amended Contract among Stockton East Water District, the Company, the City of Stockton, the Lincoln Village Maintenance District and the Colonial Heights Maintenance District providing for the sale of treated water.

42.	Water Supply Contract between the Company and Alameda County Flood Control and Water Conservation District related to the Company’s Livermore District.

43.	Water Supply Contract, as amended, between the Company and the City of Bakersfield.

44.	Water Supply Contract 99-73 between the Company and the City of Bakersfield.

45.	Amendment No. 1 to Water Supply Contract between the City of Bakersfield and the Company.

46.	California Water Service Company Supplemental Executive Retirement Plan, as amended, effective January 1, 2001.

47.	Water Supply Contract between the Company and Kern County Water Agency.

48.	Thirty-ninth Supplemental Mortgage of Chattels and Trust Indenture dated as of April 17, 2009, between the Company and U.S. Bank National Association, as trustee.

49.	Fortieth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, covering the 6.94% First Mortgage Bonds due 2012, Series KK.

50.	Forty-first Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, covering the 5.875% First Mortgage Bonds due 2019, Series LL.

51.	Forty-second Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, covering the 6.94% First Mortgage Bonds due 2012, Series KK.

52.	Forty-third Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 7.28% First Mortgage Bonds due 2025, Series AAA.

53.	Forty-fourth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 6.77% First Mortgage Bonds due 2028, Series BBB.

54.	Forty-fifth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 8.15% First Mortgage Bonds due 2030, Series CCC.

55.	Forty-sixth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 7.13% First Mortgage Bonds due 2031, Series DDD.

56.	Forty-seventh Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 7.11% First Mortgage Bonds due 2032, Series EEE.

57.	Forty-eighth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.90% First Mortgage Bonds due 2017, Series FFF.

58.	Forty-ninth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.29% First Mortgage Bonds due 2022, Series GGG.

59.	Fiftieth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.29% First Mortgage Bonds due 2022, Series HHH.

60.	Fifty-first Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.54% First Mortgage Bonds due 2023, Series III.

61.	Fifty-second Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.44% First Mortgage Bonds due 2018, Series JJJ.

62.	Fifty-third Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 4.58% First Mortgage Bonds due 2010, Series KKK.

63.	Fifty-fourth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.48% First Mortgage Bonds due 2018, Series LLL.

64.	Fifty-fifth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.52% First Mortgage Bonds due 2013, Series MMM.

65.	Fifty-sixth Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 5.55% First Mortgage Bonds due 2013, Series NNN.

66.	Fifty-seventh Supplemental Indenture dated as of April 17, 2009 between the Company and U.S. Bank National Association, as trustee, 6.02% First Mortgage Bonds due 2031, Series OOO.

SCHEDULE V
     Except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature and the Statement of Eligibility on Form T-1 of the Trustee included or incorporated by reference therein, as to which such counsel need not express any belief) no facts have come to such counsel’s attention that led it to believe: (i) that the Registration Statement, at the time it became effective (which, for purposes of such letter, shall mean April 13, 2009), or the Prospectus, as of the date of the Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Trust Indenture Act and the Securities Act and the applicable rules and regulations of the Commission thereunder; or (ii) (A) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) that the Time of Sale Prospectus, at the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel believes that insofar as the statements in the Prospectus under the captions “Description of First Mortgage Bonds and Guarantees” and “Plan of Distribution” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses. Based solely on a certificate of the Company, that such counsel is of the view that the Registration Statement is effective under the Securities Act. To such counsel’s knowledge, based solely upon telephonic confirmation from the Staff of the Commission, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

SCHEDULE VI
Attached.

SCHEDULE VII
1. Solely with respect to any approval required from the Public Utilities Commission of the State of California pursuant to the California Public Utilities Code, the Company has been duly authorized to execute and deliver the Mortgage Indenture.
2. Solely with respect to any approval required from the Public Utilities Commission of the State of California pursuant to the California Public Utilities Code, the execution and delivery by the Company of the Mortgage Indenture: (i) does not violate any law, rule or regulation currently in effect of the State of California applicable to the Company that, in my experience, is generally applicable to transactions in the nature of those contemplated by the Mortgage Indenture, and (ii) does not require any filing with or approval of any governmental authority or regulatory body of the State of California under any law or regulation of the State of California applicable to the Company, except for such filings or approval as already have been made or obtained.